SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 30, 2010

Spur Ranch, Inc.
(formerly known as
New Green Technologies, Inc.)
(Exact name of registrant as specified in its charter)

Florida	000-29743	88-0409143
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Capital of Texas Highway
Bldg. 3, Suite 100
Austin, Texas 78746
(Address of principal executive office)

Issuer's telephone number:  512-355-1077

Section 1  Registrant’s Business and Operations

Section 1.01  Entry into a Material Definitive Agreement

On August 30, 2010, Spur Ranch, Inc., entered into an Asset Contribution Agreement to acquire the right to develop a series of business concepts and opportunities in exchange for 11,100,000 shares of our common stock.  The opportunities include rights and concepts for the development of real estate, and real estate related to equestrian communities as well as equestrian and polo related media, events, technologies and game development.  We also acquired rights to use the brand, “Spur Ranch,” and related graphic and televised presentations.

We acquired the assets from the three members of our board of directors, Andrew Stack, Jeremy Stobie and John Stanton.  In addition, Mr. Stack is our Chief Executive Officer and Mr. Stobie is our Chief Financial Officer.  We did not obtain a professional valuation of the contributed assets, and instead we based the consideration paid on our estimate of the properties’ value.  Because of the intangible nature of the assets and the fact that our directors are also the sellers, we cannot be sure that the estimated value is accurate.  The shares of stock exchanged in the acquisition were issued pursuant to the registration exemption contained in Section 4(2) of the Securities Act of 1933 and constitute restricted securities under Rule 144 of the Securities and Exchange Commission.

Section 9 – Exhibits

Item 9.01                      Exhibits

Exhibit 10.1                      Asset Contribution Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	Spur Ranch, Inc. /s/ Andrew Stack
Andrew Stack, Chief Executive Officer